SECOND ADDENDUM
to	Administrative Services Agreement 2005 as amended by the First Addendum ("Agreement")
dated	29 November 2004
between	A. L. Industrier ASA, Harbitzalleen, 3, 0275 Oslo, Norway ("A. L. Industrier")
and	ALPHARMA AS, Harbitzalleen 3, 0275 Oslo, Norway ("Alpharma")

WHEREAS the terms used in the Second Addendum shall have the same meaning as in the Agreement unless otherwise indicated herein;

WHEREAS the First Addendum to the Agreement expires on 30 June 2006 but the parties have decided that Alpharma will continue to provide the services according to the Agreement for an additional period of 6 months (30 June 2006 to 31 December) and, thus, to extend the term of the Agreement accordingly;

NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein and intending to be legally bound, the Parties hereto agree as follows:

1) Clause 4.1 of the Agreement is amended as follows: The Agreement shall continue in force for additional 6 months, i.e. until 31 December 2006, after which it will automatically expire.

2) Clause 3.1 of the Agreement is amended as follows: A.L. Industrier shall pay to Alpharma an additional fixed fee of NOK 200,000, exclusive of VAT, for the Services rendered in the extended period 1 July 2006 - 31 December 2006 according to the Agreement. The fee will be paid in 6 equal monthly installments.

IN WITNESS WHEREOF, the duly authorized representatives of each Party have executed this Agreement as of the date above written.

Signed for and on behalf of	Signed for and on behalf of
A. L. INDUSTRIER ASA:	Alpharma AS:
____/s/ Stein Aukner________________	__/s/ Carll-Aake Carlsson ___
By: Stein Aukner	By: Carl-Aake Carlsson
Title: Managing Director	Title: Managing Director
Date: June 30, 2006	Date: July 4, 2006